UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 17, 2013

MILLER INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	001-14124	62-1566286
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8503 Hilltop Drive, Ooltewah, Tennessee	37363
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(423) 238-4171

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 17, 2013, First Tennessee Bank National Association (“First Tennessee”) renewed and extended the Master Revolving Credit Note, dated December 10, 2012 (the “Note”), issued by Miller Industries, Inc. (the “Registrant”) to First Tennessee in connection with that certain Loan Agreement (the “First Tennessee Loan Agreement”), dated April 6, 2010, by and among the Registrant, certain of its subsidiaries, and First Tennessee. The First Tennessee Loan Agreement provides for a $25.0 million unsecured revolving credit facility. On December 17, 2013, the parties extended the maturity of the Note to March 31, 2016, though the First Tennessee Loan Agreement provides that the parties may agree to extend the maturity in one-year increments thereafter. All other terms and conditions of the Note and First Tennessee Loan Agreement remain unchanged.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information required by Item 2.03 relating to the First Tennessee Loan Agreement and the Note is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER INDUSTRIES, INC.
(Registrant)

By:	/s/ J. Vincent Mish
J. Vincent Mish
Executive Vice President and Chief Financial
Officer

Date: December 18, 2013